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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. on Form S-3 of our reports dated May 1, 1997, appearing in the Proxy Statement/Prospectus of Argyle Television, Inc. filed on July 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
September 4, 1997